UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2015

Double Eagle Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37552	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

(Address, including zip code, of principal executive offices)

(310) 209-7280
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On September 16, 2015, Double Eagle Acquisition Corp. (the “Company”) consummated its initial public offering (the “Offering”) of 50,000,000 of its units (the “Units”), including the issuance of 2,000,000 Units as a result of the underwriters’ partial exercise of their over-allotment option. Each Unit consists of one Class A ordinary share (“Class A Share”), and one warrant (“Warrant”). Each Warrant entitles the holder thereof to purchase one-half of one Class A Share at a price of $5.75 per one-half share ($11.50 per whole share). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds, before expenses, of $500,000,000.

Simultaneously with the consummation of the Offering, the Company consummated the private sale of an aggregate of 19,500,000 warrants (the “Private Placement Warrants”), each exercisable to purchase one-half of one Class A Share at $5.75 per one-half share ($11.50 per whole share), to the Company’s sponsor, Double Eagle Acquisition LLC (the “Sponsor”), Harry E. Sloan and the Company’s independent directors (and/or one or more of their estate planning vehicles) at a price of $0.50 per Private Placement Warrant, generating gross proceeds, before expenses, of $9,750,000 (the “Private Placement”). The Private Placement Warrants are identical to the Warrants included in the Units sold in the Offering, except that, so long as they are held by their initial purchasers or their permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including the Class A Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the Company completes its initial business combination and (iii) they may be exercised by the holders on a cashless basis.

Approximately $500,000,000 of the proceeds from the Offering and the Private Placement were placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay income taxes, if any, the Company’s amended and restated memorandum and articles of association provide that none of the funds held in trust will be released from the trust account until the earlier of (i) the completion of the Company’s initial business combination or (ii) the redemption of the Company’s public shares if the Company is unable to complete a business combination within 24 months from the closing of the Offering, subject to applicable law.

The Company is including as exhibits to this Current Report on Form 8-K executed copies of its Amended and Restated Memorandum and Articles of Association, Warrant Agreement, Letter Agreements, Investment Management Trust Agreement, Private Placement Warrants Purchase Agreement, Registration Rights Agreement and the press release issued by the Company announcing the pricing of the Offering.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Memorandum and Articles of Association.
4.1	Warrant Agreement between Double Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, dated as of September 10, 2015.
10.1(a)	Letter Agreement among Double Eagle Acquisition Corp., Double Eagle Acquisition LLC, Jeff Sagansky, James A. Graf and Eli Baker, dated as of September 10, 2015.
10.1(b)	Letter Agreement between Double Eagle Acquisition Corp. and Dennis A. Miller, dated as of September 10, 2015.
10.1(c)	Letter Agreement between Double Eagle Acquisition Corp. and Fredric D. Rosen, dated as of September 10, 2015.
10.1(d)	Letter Agreement between Double Eagle Acquisition Corp. and James M. McNamara, dated as of September 10, 2015.
10.1(e)	Letter Agreement between Double Eagle Acquisition Corp. and Harry E. Sloan, dated as of September 10, 2015.
10.2	Investment Management Trust Agreement between Double Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, dated as of September 10, 2015.
10.3	Private Placement Warrant Purchase Agreement among Double Eagle Acquisition Corp., Double Eagle Acquisition LLC, Harry E. Sloan, Dennis A. Miller, James M. McNamara, Fredric D. Rosen, the Sara L. Rosen Trust, the Samuel N. Rosen 2015 Trust and the Fredric D. Rosen IRA, dated as of September 10, 2015.
10.4	Registration Rights Agreement among Double Eagle Acquisition Corp., Double Eagle Acquisition LLC and the Holders signatory thereto, dated as of September 10, 2015.
99.1	Press Release of Double Eagle Acquisition Corp., dated September 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Double Eagle Acquisition Corp.

	By:	/s/ Eli Baker
Dated: September 16, 2015		Name: Eli Baker
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Memorandum and Articles of Association.
4.1	Warrant Agreement between Double Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, dated as of September 10, 2015.
10.1(a)	Letter Agreement among Double Eagle Acquisition Corp., Double Eagle Acquisition LLC, Jeff Sagansky, James A. Graf and Eli Baker, dated as of September 10, 2015.
10.1(b)	Letter Agreement between Double Eagle Acquisition Corp. and Dennis A. Miller, dated as of September 10, 2015.
10.1(c)	Letter Agreement between Double Eagle Acquisition Corp. and Fredric D. Rosen, dated as of September 10, 2015.
10.1(d)	Letter Agreement between Double Eagle Acquisition Corp. and James M. McNamara, dated as of September 10, 2015.
10.1(e)	Letter Agreement between Double Eagle Acquisition Corp. and Harry E. Sloan, dated as of September 10, 2015.
10.2	Investment Management Trust Agreement between Double Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, dated as of September 10, 2015.
10.3	Private Placement Warrant Purchase Agreement among Double Eagle Acquisition Corp., Double Eagle Acquisition LLC, Harry E. Sloan, Dennis A. Miller, James M. McNamara, Fredric D. Rosen, the Sara L. Rosen Trust, the Samuel N. Rosen 2015 Trust and the Fredric D. Rosen IRA, dated as of September 10, 2015.
10.4	Registration Rights Agreement among Double Eagle Acquisition Corp., Double Eagle Acquisition LLC and the Holders signatory thereto, dated as of September 10, 2015.
99.1	Press Release of Double Eagle Acquisition Corp., dated September 14, 2015.